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								Exhibit 10.3

			   SCHEDULE TO EXHIBIT 10.2


In addition to the Agreement with Howard L. Sloneker III, as Amended, dated July 24, 2000, attached as Exhibit 10.2, the Corporation entered into seven (7) additional Agreements, one with each of the following persons:

				John E. Bade, Jr.
				John S. Busby
				Debra K. Crane
				Ralph G. Goode
				Richard B. Kelly
				Coy Leonard, Jr.
				Elizabeth M. Riczko

	There is no material differences between the Agreement attached as
Exhibit 10.2 and the other seven (7) Agreements entered into by and between the Corporation and the above-named individuals.